Exhibit 4.3

ELI LILLY AND COMPANY

Officers’ Certificate Pursuant to

Section 3.01 of the Indenture

November     , 2019

The undersigned, Philip Johnson, Senior Vice President and Treasurer of Eli Lilly and Company, an Indiana corporation (the “Company”), and Crystal Williams, Assistant General Counsel and Assistant Corporate Secretary of the Company, pursuant to Section 3.01 of the Indenture dated as of February 1, 1991 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”), as authorized by resolutions of the Board of Directors of the Company, dated October 21, 2019, do hereby certify as follows:

(i)    There are hereby established two series of debt securities to be issued under the Indenture. The title of such series of the debt securities shall be the 0.625% Notes due 2031” (the “0.625% Notes”) and the “1.700% Notes due 2049” (the “1.700% Notes” and, together with the 0.625% Notes, the “Notes”), respectively.

(ii)    The two series of Notes shall be in the forms, and shall have the terms, set forth as Annex A-1 and Annex A-2, respectively, attached hereto. The Notes shall be issued in the form of Registered Securities and shall not be issued in the form of Bearer Securities.

(iii)    The aggregate principal amount of the Notes which may initially be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 4.03 or 10.04 of the Indenture) will be six hundred million euros (€600,000,000) with respect to the 0.625% Notes and one billion euros (€1,000,000,000) with respect to the 1.700% Notes; provided, however, that, without the consent of the Holders of any Securities, the Company may at any time issue additional Securities having the same terms as the Notes of a particular series other than the date of original issuance and the first Interest Payment Date applicable thereto. Any such additional Securities will constitute a single series of Securities with such Notes under the Indenture.

(iv)    The principal amount of each Note shall be payable on November 1, 2031 with respect to the 0.625% Notes and November 1, 2049 with respect to the 1.700% Notes, unless redeemed prior to such time in accordance with clause (xii) below.

(v)    The 0.625% Notes will bear interest at the rate of 0.625% per annum from November 7, 2019. The 1.700% Notes will bear interest at the rate of 1.700% per annum from November 7, 2019. The Interest Payment Date for the 0.625% Notes shall be November 1 of each year, commencing on November 1, 2020. The Interest Payment Date for the 1.700% Notes shall be November 1 of each year, commencing on November 1, 2020.

(vi)    Interest will be payable to the person in whose name a Note (or any Predecessor Security) is registered at the close of business on the Regular Record Date immediately preceding the Interest Payment Date (or, in the case of Defaulted Interest, in the manner provided in Section 3.07 in the Indenture). The “Regular Record Date” for each series of

Notes shall be October 15 (whether or not a Business Day (as defined in each series of Notes)). Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last Interest Payment Date on the Notes (or from November 7, 2019, if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention, which is set forth in the rulebook of the International Capital Market Association, is referred to as ACTUAL/ACTUAL (ICMA).

(vii)    The Company will at all times maintain a Place of Payment for the Notes in the Borough of Manhattan, The City of New York. The Company initially appoints Deutsche Bank Trust Company Americas, with a corporate trust office at 60 Wall Street, 16th Floor, New York, New York 10005, for such purpose.

(viii)    The Trustee is hereby appointed as the initial Paying Agent and the initial Security Registrar with respect to the Notes.

(ix)    Section 3.11 of the Indenture shall not be applicable to the Notes.

(x)    The Notes shall be denominated, and amounts due thereon shall be payable, solely in euros; provided, however, that if, on or after November 7, 2019, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in Dollars until the euro is again available to the Company or so used. The amount payable on any date in euro shall be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant date for the payment of principal, premium, if any, and interest, if any, on the Notes or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/Dollar exchange rate available on or prior to the second Business Day prior to the relevant date for the payment of principal, premium, if any, and interest, if any, on the Notes, as reported by Bloomberg. The Company shall notify the Trustee in writing if any payment on this Note is to be made in Dollars. Upon depositing such payment with a Paying Agent, the Company shall deliver an Officer’s Certificate, to the Trustee and such Paying Agent certifying that (1) pursuant to the terms of the Indenture and the Notes, such payment may be made in Dollars, (2) the conversion rate, (3) such conversion rate was determined in accordance with the terms of the Indenture and the Notes, and (4) the amount of the payment in Dollars. Any payment in respect of a Note so made in Dollars will not constitute an Event of Default under the Note or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

(xi)    The Notes shall not be subject to any sinking fund or analogous provisions, and no Holder of the Notes shall have any right to cause the Company to redeem any Notes at the option of the Holder.

(xii)    The Notes shall be redeemable, in whole or in part, at the option of the Company at any time at the redemption prices determined in accordance with, and upon the terms and the conditions set forth in, the Notes and the Indenture. In addition, the Notes shall be redeemable, at the option of the Company, in whole, but not in part, upon the occurrence of certain tax events, at the redemption prices determined in accordance with, and upon the terms and the conditions set forth in, the Notes and the Indenture.

(xiii)    The Notes shall be issuable upon original issuance in the form of Global Securities registered in the name of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or their nominee. The Global Securities representing the Notes may be exchanged for definitive Notes only in the circumstances set forth in the seventh or eighth paragraph of Section 3.05 of the Indenture and in accordance with Section 3.05 of the Indenture.

(xiv)    The Notes shall be issued in minimum denominations of one hundred thousand euros (€100,000.00) and any integral multiples of one thousand euros (€1,000.00) in excess thereof.

(xv)    Section 12.02 of the Indenture shall be applicable to the Notes.

(xvi)    The Notes shall rank equally and pari passu with all other unsecured and unsubordinated indebtedness of the Company.

(xvii)    The Company shall pay additional interest on the Notes in certain circumstances, in accordance with, and upon the terms and conditions set forth in, the Notes and the Indenture.

(xviii)    For purposes of the Notes, the following terms shall have the meanings set forth below:

(1)    “Discharged” means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of the series as to which Section 12.02 is specified as applicable and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except (A) the rights of Holders thereof to receive, from the trust fund described in Section 12.02(q)(1), payment of the principal of and the interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 3.05 and 3.06 (insofar as applicable to Securities of such series), 12.02 and 5.02 and the Company’s obligations to the Trustee under Section 7.05, (C) the rights of Holders of Securities of any series with respect to the currency or currency units in which they are to receive payments of principal, premium, if any, and, interest and (D) the rights, powers’ trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the trust fund for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Foreign Government Securities, as the case may be, or any principal or interest paid on such obligations, and, subject to the provisions of Section 7.05, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.

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(2)    “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

(3)    “Special Record Date” for the payment of any Defaulted Interest on the Registered Security of any series means a date fixed by the Trustee pursuant to Section 3.07.

(xix)    Each of the undersigned has read and understands the provisions of the Indenture setting forth conditions relating to the authentication and delivery by the Trustee of the Notes, and in respect of compliance with which this certificate is being delivered, and all definitions in the Indenture relating thereto;

(xx)    Each of the undersigned has examined the resolutions of the Company adopted as of or prior to the date hereof relating to the issuance, execution, authentication, delivery and dating of the Notes, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and such other documents, certificates and corporate or other records as he or she has deemed necessary or appropriate as a basis for the opinion hereinafter expressed;

(xxi)    The examinations or investigations described in paragraphs (xix) and (xx) are sufficient to enable each of the undersigned to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with in accordance with the terms of the Indenture; and

(xxii)    In the opinion of each of the undersigned, all covenants and/or conditions precedent to the issuance by the Company and the authentication and delivery by the Trustee of the Notes, as requested in the order, dated as of the date hereof, pursuant to which the Company has requested that the Trustee authenticate and deliver the Notes, have been complied with in accordance with the terms of the Indenture.

Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first set forth above.

ELI LILLY AND COMPANY

By
	Name:	Philip Johnson
	Title:	Senior Vice President and Treasurer

By
	Name:	Crystal Williams
	Title:	Assistant General Counsel and Assistant Corporate Secretary

[Signature Page to Officers’ Certificate]

Annex A-1

FORM OF 0.625% NOTE

ELI LILLY AND COMPANY

Form of 0.625% Note due 2031

Certificate No. [*]	CUSIP No. [*]
Registered Global Security	Common Code No. [*]
ISIN No. [*]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM,” AND TOGETHER WITH CLEARSTREAM “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [*] OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM AND ANY PAYMENT IS MADE TO [*], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [*], HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY EUROCLEAR/CLEARSTREAM TO A NOMINEE OF EUROCLEAR/CLEARSTREAM, OR BY A NOMINEE OF EUROCLEAR/CLEARSTREAM TO EUROCLEAR/CLEARSTREAM OR ANOTHER NOMINEE OF EUROCLEAR/CLEARSTREAM, OR BY EUROCLEAR/CLEARSTREAM OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ELI LILLY AND COMPANY, an Indiana corporation (the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to [*], or its registered assigns, the principal amount of [*] euros (€[*]) on November 1, 2031 (the “Stated Maturity Date”), unless redeemed on any Redemption Date (as defined on the reverse hereof) or on any date following certain tax events as described on the reverse hereof (the Stated Maturity Date or any such date of redemption is referred to herein as the “Maturity Date” with respect to the principal repayable on such date), upon surrender of this Note at the office or agency of the Company for such payment in The City of New York, and to pay interest on the outstanding principal amount until the Maturity Date at the rate of 0.625% per annum on November 1 of each year, commencing on [*], until the date on which payment of said principal amount has been made or duly provided for; provided, however, that if this Note is in the form of a Global Security, then payments of principal of or premium, if any, or interest on this Note may be made at the Company’s option by wire transfer of immediately available funds to the account specified by the Depositary for this Note; provided further, that if this Note is not in the form of a Global Security, then payments of principal of and premium, if any, and interest on this Note may be made at the Company’s option by check mailed to the address of the person entitled thereto as such address shall appear in the records of the Security Registrar.

Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or from November 7, 2019, if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention, which is set forth in the rulebook of the International Capital Market Association, is referred to as ACTUAL/ACTUAL (ICMA). The interest payable on any Interest Payment Date shall be payable to the person in whose name this Note is registered at the close of business on October 15 (whether or not a Business Day) immediately preceding such Interest Payment Date, except as otherwise provided in the Indenture.

As set forth herein, the Company will pay additional interest on this Note in certain circumstances.

If the Maturity Date or any Interest Payment Date falls on a day which is not a Business Day, principal, premium, if any, and interest, if any, payable with respect to the Maturity Date or such Interest Payment Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or such Interest Payment Date, as the case may be, and no additional interest shall accrue on the amount so payable for the period from and after the Maturity Date or such Interest Payment Date, as the case may be, to the next succeeding Business Day. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or London, and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or any successor thereto, is open.

All payments on this Note will be payable in euro; provided, however, that if, on or after [*], the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note shall be made in Dollars until the euro is again available to the Company or so used. The amount payable on any date in euro shall be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant date for the payment of principal, premium, if any, and interest, if any, on this Note or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/Dollar exchange rate available on or prior to the second Business Day prior to the relevant date for the payment of principal, premium, if any, and interest, if any, on this Note, as reported by Bloomberg. The

Company shall notify Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”) in writing if any payment on this Note is to be made in Dollars. Upon depositing such payment with a Paying Agent, the Company shall deliver an Officers’ Certificate to the Trustee and such Paying Agent certifying that (1) pursuant to the terms of the Indenture and this Note, such payment may be made in Dollars, (2) the conversion rate, (3) such conversion rate was determined in accordance with the terms of the Indenture and this Note, and (4) the amount of the payment in Dollars. Any payment in respect of this Note so made in Dollars will not constitute an Event of Default under this Note or the Indenture. Neither the Trustee nor any Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

This Note is issued pursuant to, and shall be governed by, that certain Indenture (the “Indenture”), dated as of February 1, 1991, between the Company and the Trustee. Capitalized terms used in this Note without definition shall have the respective meanings ascribed to them in the Indenture.

The provisions of this Note are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to the benefit under the Indenture or be valid or obligatory for any purpose.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, Eli Lilly and Company has caused this instrument to be duly signed.

ELI LILLY AND COMPANY

By:
Name:
Title:

Name:
Title:

[SEAL]

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer

By:
Authorized Officer

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of a series of debt securities (the “Securities”) of the Company, designated as its 0.625% Notes due 2031 (the “Notes”). The Securities, including the Notes, are all issued or to be issued under and pursuant to the Indenture, to which Indenture, and all Board Resolutions and Officers’ Certificates as provided therein, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are initially issued in an aggregate principal amount of six hundred million euros (€600,000,000); provided, however, that the Company may at any time issue additional Securities under the Indenture in unlimited amounts having the same terms as the Notes other than the date of original issuance and the first Interest Payment Date applicable thereto, and such Securities shall be treated as a single series with the Notes for all purposes under the Indenture.

This Note will constitute part of the Company’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness. This Note will be issuable in fully registered form only, in minimum denominations of one hundred thousand euros (€100,000) and any integral multiples of one thousand euros (€1,000) in excess of that amount.

In case an Event of Default shall have occurred and be continuing with respect to this Note, the principal hereof may be declared due and payable, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture. The Indenture permits the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding to, on behalf of the Holders of all of the Notes and in the manner and subject to the provisions of the Indenture, waive certain past defaults and rescind and annul such past declarations and their consequences under the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity, or the earlier optional date of maturity, if any, of any Note, or reduce the principal amount thereof or the premium thereon, if any, or reduce the rate or extend the time of payment of interest, if any, thereon or make the principal thereof or premium, if any, or interest, if any, thereon payable in any currency other than as provided pursuant to the Indenture or this Note, without the consent of the Holders of each Note so affected; or (ii) reduce the aforesaid percentage of the Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes then outstanding.

The Notes shall not be entitled to the benefit of any mandatory redemption or sinking fund provisions.

Optional Redemption

Upon such notice as specified below and in accordance with the Indenture, the Notes are subject to redemption, in whole or in part, at the election of the Company at any time or from time to time, on a date fixed for redemption (a “Redemption Date”) prior to the Par Call Date and at a “redemption price” equal to the greater of the following amounts:

(i)	100% of the principal amount of the Notes being redeemed on such Redemption Date; and

(ii)

as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed that would be due if such Notes matured on the Par Call Date (not including the amount, if any, of unpaid interest accrued to, but excluding, such Redemption Date) discounted to such Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Reference Dealer Rate (as defined below), plus 0.200% (or 20 basis points);

plus, in each case, unpaid interest accrued on such Notes to, but excluding, such Redemption Date. If the Company redeems all or any part of the Notes on or after the Par Call Date, it will pay a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on each Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holder(s) as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

The Company shall mail notice of each redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Subject to any delay in the Redemption Date or rescission of the notice of redemption, once notice of redemption is mailed, the Notes called for redemption will become due and payable on the applicable Redemption Date at the applicable redemption price. Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at the Company’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by the Company in its sole discretion) by the date of redemption, or by the date of redemption as so delayed. In the case of such delay or rescission, the Company shall provide written notice to the Trustee prior to the close of business two Business Days before the Redemption Date and, upon receipt, the Trustee shall provide notice to each Holder of Notes to be redeemed,

“Par Call Date” means August 1, 2031.

“Quotation Agent” means the Reference Dealer selected by the Company.

“Reference Dealer” means any Euro Security Dealer(s) selected by the Company.

“Reference Dealer Rate” means, with respect to each Reference Dealer and any Redemption Date prior to the Par Call Date, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 0.000% German Bundesobligationen due August 15, 2029 or, if such security is no longer outstanding, a similar security in the reasonable judgment of such Reference Dealer at 11:00 a.m. (London time) on the third Business Day preceding such Redemption Date.

On and after any Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price therefor). Before any Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of the Notes to be redeemed on such date. If fewer than all of the Notes are to be redeemed, then the Notes to be redeemed shall be selected by lot by the Trustee by a method the Trustee deems to be fair and appropriate.

Redemption Upon a Tax Event

If (i) the Company becomes or will become obligated to pay Additional Amounts (as defined below) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 7, 2019, or (ii) a taxing authority of the United States takes an action on or after November 7, 2019, whether or not with respect to the Company or any of its affiliates, that results in a substantial probability that the Company will or may be required to pay such Additional Amounts, in either case, with respect to the Notes for reasons outside the Company’s control and after taking reasonable measures available to the Company to avoid such obligation, then the Company may, at its option, redeem, in whole, but not in part, the Notes at any time prior to maturity on not less than 30 nor more than 60 days’ prior notice to the Holders, at a redemption price equal to 100% of their principal amount, together with unpaid interest accrued thereon to the date fixed for redemption. No redemption pursuant to (ii) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the Additional Amounts and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion, the Company is entitled to redeem the Notes pursuant to their terms.

Payment of Additional Amounts

The Company shall, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts (“Additional Amounts”) as are necessary so that the net payment by the Company or a Paying Agent of the principal of and interest on the Notes to a person that is a Non-U.S. Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required.

The Company’s obligation to pay Additional Amounts shall not apply:

(i)    to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(1)    is or was present or engaged in a trade or business in the United States or has or had a permanent establishment in the United States;

(2)    is or was a citizen or resident or is or was treated as a resident of the United States;

(3)    is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for the United States federal income tax purposes, is or was a corporation that has accumulated earnings to avoid United States federal income tax or is or was a private foundation or other tax-exempt organization;

(4)    is or was an actual or constructive “10-percent shareholder” of ours, as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(5)    is or was a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(ii)    to any Holder that is not the sole beneficial owner of Notes, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(iii)    to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)    to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by the Company or a Paying Agent from the payment;

(v)    to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(vi)    to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(vii)    to any tax, assessment or other governmental charge any Paying Agent (which term may include the Company) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other Paying Agent;

(viii)    to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(ix)    to any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction for cooperation to facilitate the implementation thereof (or any law implementing such an intergovernmental agreement); or

(x)    in the case of any combination of the above items.

“Non-U.S. Holder” means (i) an individual that is a non-resident alien, (ii) a corporation organized or created under non-U.S. law, or (iii) an estate or trust that is not taxable in the United States on its worldwide income.

Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority. In particular, the Company shall not be not obligated to pay Additional Amounts on any Note presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting such Note to another Paying Agent in a member state of the European Union.

Miscellaneous

The Notes are subject to the defeasance provisions set forth in Section 12.02 of the Indenture.

Except as expressly provided herein, the Company shall not pay any additional amounts on any of the Notes to any person, including any Holder who is not a United States Person in respect of any tax, assessment or governmental charge withheld or deducted.

No reference herein to the Indenture and no provision of this Note or of the Indenture or of any Board Resolution shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times and places and at the rate and in the coin and currency herein prescribed.

This Note is transferable by the Holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in The City of New York, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this

Note. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or authorized denominations and like tenor and terms, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

The Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon as herein provided and for all other purposes, and none of the Company, the Trustee, any Paying Agent or any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto or any Board Resolution, against any Person other than the Company or against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or any other Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance of this Note, expressly waived and released.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Annex A-2

FORM OF 1.700% NOTE

ELI LILLY AND COMPANY

Form of 1.700% Note due 2049

Certificate No. [*x]	CUSIP No. [*]
Registered Global Security	Common Code No. [*]
ISIN No. [*]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM,” AND TOGETHER WITH CLEARSTREAM “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [*] OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM AND ANY PAYMENT IS MADE TO [*], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [*], HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY EUROCLEAR/CLEARSTREAM TO A NOMINEE OF EUROCLEAR/CLEARSTREAM, OR BY A NOMINEE OF EUROCLEAR/CLEARSTREAM TO EUROCLEAR/CLEARSTREAM OR ANOTHER NOMINEE OF EUROCLEAR/CLEARSTREAM, OR BY EUROCLEAR/CLEARSTREAM OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ELI LILLY AND COMPANY, an Indiana corporation (the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to [*], or its registered assigns, the principal amount of [*] euros (€[*]) on November 1, 2049 (the “Stated Maturity Date”), unless redeemed on any Redemption Date (as defined on the reverse hereof) or on any date following certain tax events as described on the reverse hereof (the Stated Maturity Date or any such date of redemption is referred to herein as the “Maturity Date” with respect to the principal repayable on such date), upon surrender of this Note at the office or agency of the Company for such payment in The City of New York, and to pay interest on the outstanding principal amount until the Maturity Date at the rate of 1.700% per annum on November 1 of each year, commencing on [*], until the date on which payment of said principal amount has been made or duly provided for; provided, however, that if this Note is in the form of a Global Security, then payments of principal of or premium, if any, or interest on this Note may be made at the Company’s option by wire transfer of immediately available funds to the account specified by the Depositary for this Note; provided further, that if this Note is not in the form of a Global Security, then payments of principal of and premium, if any, and interest on this Note may be made at the Company’s option by check mailed to the address of the person entitled thereto as such address shall appear in the records of the Security Registrar.

Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or from [*], if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention, which is set forth in the rulebook of the International Capital Market Association, is referred to as ACTUAL/ACTUAL (ICMA). The interest payable on any Interest Payment Date shall be payable to the person in whose name this Note is registered at the close of business on October 15 (whether or not a Business Day) immediately preceding such Interest Payment Date, except as otherwise provided in the Indenture.

As set forth herein, the Company will pay additional interest on this Note in certain circumstances.

If the Maturity Date or any Interest Payment Date falls on a day which is not a Business Day, principal, premium, if any, and interest, if any, payable with respect to the Maturity Date or such Interest Payment Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or such Interest Payment Date, as the case may be, and no additional interest shall accrue on the amount so payable for the period from and after the Maturity Date or such Interest Payment Date, as the case may be, to the next succeeding Business Day. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or London, and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or any successor thereto, is open.

All payments on this Note will be payable in euro; provided, however, that if, on or after [*], the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note shall be made in Dollars until the euro is again available to the Company or so used. The amount payable on any date in euro shall be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant date for the payment of principal, premium, if any, and interest, if any, on this Note or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/Dollar exchange rate available on or prior to the second Business Day prior to the relevant date for the payment of principal, premium, if any, and interest, if any, on this Note, as reported by Bloomberg. The Company shall notify Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”) in writing if any payment on this Note is to be made in Dollars. Upon depositing such payment with a Paying Agent, the Company shall deliver an Officers’ Certificate to the Trustee and such Paying Agent certifying that (1) pursuant to the terms of the Indenture and this Note, such payment may be made in Dollars, (2) the conversion rate, (3) such conversion rate was determined in accordance with the terms of the Indenture and this Note, and (4) the amount of the payment in Dollars. Any payment in respect of this Note so made in Dollars will not constitute an Event of Default under this Note or the Indenture. Neither the Trustee nor any Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

This Note is issued pursuant to, and shall be governed by, that certain Indenture (the “Indenture”), dated as of February 1, 1991, between the Company and the Trustee. Capitalized terms used in this Note without definition shall have the respective meanings ascribed to them in the Indenture.

The provisions of this Note are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to the benefit under the Indenture or be valid or obligatory for any purpose.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, Eli Lilly and Company has caused this instrument to be duly signed.

ELI LILLY AND COMPANY

By:
Name:
Title:

Name:
Title:

[SEAL]

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer

By:
Authorized Officer

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of a series of debt securities (the “Securities”) of the Company, designated as its 1.700% Notes due 2049 (the “Notes”). The Securities, including the Notes, are all issued or to be issued under and pursuant to the Indenture, to which Indenture, and all Board Resolutions and Officers’ Certificates as provided therein, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are initially issued in an aggregate principal amount of one billion euros (€1,000,000,000); provided, however, that the Company may at any time issue additional Securities under the Indenture in unlimited amounts having the same terms as the Notes other than the date of original issuance and the first Interest Payment Date applicable thereto, and such Securities shall be treated as a single series with the Notes for all purposes under the Indenture.

This Note will constitute part of the Company’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness. This Note will be issuable in fully registered form only, in minimum denominations of one hundred thousand euros (€100,000) and any integral multiples of one thousand euros (€1,000) in excess of that amount.

In case an Event of Default shall have occurred and be continuing with respect to this Note, the principal hereof may be declared due and payable, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture. The Indenture permits the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding to, on behalf of the Holders of all of the Notes and in the manner and subject to the provisions of the Indenture, waive certain past defaults and rescind and annul such past declarations and their consequences under the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity, or the earlier optional date of maturity, if any, of any Note, or reduce the principal amount thereof or the premium thereon, if any, or reduce the rate or extend the time of payment of interest, if any, thereon or make the principal thereof or premium, if any, or interest, if any, thereon payable in any currency other than as provided pursuant to the Indenture or this Note, without the consent of the Holders of each Note so affected; or (ii) reduce the aforesaid percentage of the Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes then outstanding.

The Notes shall not be entitled to the benefit of any mandatory redemption or sinking fund provisions.

Optional Redemption

Upon such notice as specified below and in accordance with the Indenture, the Notes are subject to redemption, in whole or in part, at the election of the Company at any time or from time to time, on a date fixed for redemption (a “Redemption Date”) prior to the Par Call Date and at a “redemption price” equal to the greater of the following amounts:

(i)	100% of the principal amount of the Notes being redeemed on such Redemption Date; and

(ii)

as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed that would be due if such Notes matured on the Par Call Date (not including the amount, if any, of unpaid interest accrued to, but excluding, such Redemption Date) discounted to such Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Reference Dealer Rate (as defined below), plus 0.250% (or 25 basis points);

plus, in each case, unpaid interest accrued on such Notes to, but excluding, such Redemption Date. If the Company redeems all or any part of the Notes on or after the Par Call Date, it will pay a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on each Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holder(s) as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

The Company shall mail notice of each redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Subject to any delay in the Redemption Date or rescission of the notice of redemption, once notice of redemption is mailed, the Notes called for redemption will become due and payable on the applicable Redemption Date at the applicable redemption price. Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at the Company’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by the Company in its sole discretion) by the date of redemption, or by the date of redemption as so delayed. In the case of such delay or rescission, the Company shall provide written notice to the Trustee prior to the close of business two Business Days before the Redemption Date and, upon receipt, the Trustee shall provide notice to each Holder of Notes to be redeemed,

“Par Call Date” means May 1, 2049.

“Quotation Agent” means the Reference Dealer selected by the Company.

“Reference Dealer” means any Euro Security Dealer(s) selected by the Company.

“Reference Dealer Rate” means, with respect to each Reference Dealer and any Redemption Date prior to the Par Call Date, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 1.250% German Bundesobligationen due August 15, 2048 or, if such security is no longer outstanding, a similar security in the reasonable judgment of such Reference Dealer at 11:00 a.m. (London time) on the third Business Day preceding such Redemption Date.

On and after any Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price therefor). Before any Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of the Notes to be redeemed on such date. If fewer than all of the Notes are to be redeemed, then the Notes to be redeemed shall be selected by lot by the Trustee by a method the Trustee deems to be fair and appropriate.

Redemption Upon a Tax Event

If (i) the Company becomes or will become obligated to pay Additional Amounts (as defined below) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 7, 2019, or (ii) a taxing authority of the United States takes an action on or after November 7, 2019, whether or not with respect to the Company or any of its affiliates, that results in a substantial probability that the Company will or may be required to pay such Additional Amounts, in either case, with respect to the Notes for reasons outside the Company’s control and after taking reasonable measures available to the Company to avoid such obligation, then the Company may, at its option, redeem, in whole, but not in part, the Notes at any time prior to maturity on not less than 30 nor more than 60 days’ prior notice to the Holders, at a redemption price equal to 100% of their principal amount, together with unpaid interest accrued thereon to the date fixed for redemption. No redemption pursuant to (ii) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the Additional Amounts and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion, the Company is entitled to redeem the Notes pursuant to their terms.

Payment of Additional Amounts

The Company shall, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts (“Additional Amounts”) as are necessary so that the net payment by the Company or a Paying Agent of the principal of and interest on the Notes to a person that is a Non-U.S. Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required.

The Company’s obligation to pay Additional Amounts shall not apply:

(i)    to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(1)    is or was present or engaged in a trade or business in the United States or has or had a permanent establishment in the United States;

(2)    is or was a citizen or resident or is or was treated as a resident of the United States;

(3)    is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for the United States federal income tax purposes, is or was a corporation that has accumulated earnings to avoid United States federal income tax or is or was a private foundation or other tax-exempt organization;

(4)    is or was an actual or constructive “10-percent shareholder” of ours, as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(5)    is or was a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(ii)    to any Holder that is not the sole beneficial owner of Notes, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(iii)    to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)    to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by the Company or a Paying Agent from the payment;

(v)    to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(vi)    to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(vii)    to any tax, assessment or other governmental charge any Paying Agent (which term may include the Company) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other Paying Agent;

(viii)    to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(ix)    to any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction for cooperation to facilitate the implementation thereof (or any law implementing such an intergovernmental agreement); or

(x)    in the case of any combination of the above items.

“Non-U.S. Holder” means (i) an individual that is a non-resident alien, (ii) a corporation organized or created under non-U.S. law, or (iii) an estate or trust that is not taxable in the United States on its worldwide income.

Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority. In particular, the Company shall not be not obligated to pay Additional Amounts on any Note presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting such Note to another Paying Agent in a member state of the European Union.

Miscellaneous

The Notes are subject to the defeasance provisions set forth in Section 12.02 of the Indenture.

Except as expressly provided herein, the Company shall not pay any additional amounts on any of the Notes to any person, including any Holder who is not a United States Person in respect of any tax, assessment or governmental charge withheld or deducted.

No reference herein to the Indenture and no provision of this Note or of the Indenture or of any Board Resolution shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times and places and at the rate and in the coin and currency herein prescribed.

This Note is transferable by the Holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in The City of New York, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this

Note. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or authorized denominations and like tenor and terms, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

The Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon as herein provided and for all other purposes, and none of the Company, the Trustee, any Paying Agent or any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto or any Board Resolution, against any Person other than the Company or against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or any other Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance of this Note, expressly waived and released.

This Note shall be governed by and construed in accordance with the laws of the State of New York.